UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  July 31, 2015
MACROGENICS, INC.
 (Exact Name of Registrant as Specified in Charter)
Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2015, MacroGenics, Inc. (the "Company") entered into a transaction pursuant to which it agreed to lease a building consisting of approximately 122,600 square feet of space in Rockville, Maryland, to use for its primary headquarters, comprising mixed-use office, laboratory and manufacturing space. The transaction consisted of an assignment and assumption of the rights and interests of J. Craig Venter Institute, Inc. ("JCVI"), under a previously existing lease agreement with BMR-Medical Center Drive LLC ("BMR"), as well as a concurrently executed amendment to the assigned lease by and between the Company and BMR.

The Company expects to take possession of the leased premises and commence paying rent on January 1, 2016. The term of the lease is for seven years with two options to extend the term, each for an additional term of seven years. Under the terms of the new leasing arrangement, the Company will receive upfront payments of $2.1 million from JCVI and $3.1 million from BMR and will acquire certain personal property including office furniture, laboratory equipment and a generator. The rent for each year of the initial seven-year term, which does not include operating costs and property taxes for which the Company will be responsible, is as follows:

Period	Rent (in thousands)
Commencement date through December 31, 2016	$1,768	(1)
January 1, 2017 through December 31, 2017	$1,821
January 1, 2018 through December 31, 2018	$1,876
January 1, 2019 through December 31, 2019	$1,932
January 1, 2020 through December 31, 2020	$1,971	(2)
January 1, 2021 through December 31, 2021	$2,575
January 1, 2022 through term expiration date	$2,636	(1)

(1)  Annualized amounts; will be pro rata if rent commencement date is not January 1, 2016.
(2) Amount reflects the total rent due in 2020. The monthly rent due will vary throughout 2020.

In addition, the Company is required to provide a security deposit of $0.9 million. Under certain circumstances, the Company has the rights of first offer to purchase the leased building and to lease space in adjacent buildings should the need arise and should space be available. BMR, as the landlord, retains customary rights to approve the Company's sublease of any portion of the leased premises and any changes to the property that the Company may make.

The foregoing description of the leasing arrangement does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified by the terms of the Second Amendment to Lease, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 5, 2015	MACROGENICS, INC.
	By:	/s/Atul Saran Atul Saran General Counsel